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                                                                    Exhibit 3.71

                          CERTIFICATE OF INCORPORATION

                                       OF

                     SIERRA RIDING & HUNT ASSOCIATION, INC.

                                    * * * * *

     FIRST. The name of the corporation is SIERRA RIDING & HUNT ASSOCIATION,
INC.

     SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, In the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is:

     To buy, acquire, lease and otherwise deal in, lands and interests in lands; to construct, erect, hold, improve, develop, maintain, operate, let, lease, mortgage, sell, and dispose of property of all kinds; to equip, furnish, and operate, apartment houses, hotels, resorts, motels, restaurants; office buildings, shopping centers, warehouses, buildings, and structures of all kinds.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     To acquire, and pay for in cash, stock or, bonds of this corporation or otherwise, the good will, rights, assets and property, and, to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign

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country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory note, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or

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otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

     In general, to possess and exercise all the powers, and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

     The business and purposes specified in the foregoing, clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is five hundred (500) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to Fifty Thousand Dollars ($50,000.00).

     FIFTH. The name and mailing address of each incorporator is as follows:

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              NAME                           MAILING ADDRESS
              ----                           ---------------
     J. L. Rivera                          100 West Tenth Street
                                           Wilmington, Delaware

     F. J. Obara, Jr.                      100 West Tenth Street
                                           Wilmington, Delaware

     A. D. Grier                           100 West Tenth Street
                                           Wilmington, Delaware

     SIXTH. The corporation is to have perpetual existence.

     SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized: To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation. To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or

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committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the

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stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, to binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections or directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying

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that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 7th day of October, 1968.

                                                 /s/ J. L. Rivera
                                                 -------------------------------

                                                 /s/ F. J. Obara, Jr.
                                                 -------------------------------

                                                 /s/ A. D. Grier
                                                 -------------------------------

STATE OF DELAWARE          )
                           ) ss:
COUNTY OF NEW CASTLE       )

     BE IT REMEMBERED that on this 7th day of October, 1968, personally came before me, a Notary Public for the State of Delaware, J. L. Rivera, F. J. Obara, Jr. and A. D. Grier all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.

                                                       /s/ A. Dana Atwell
                                                 -------------------------------
                                                         Notary Public

                                                             [SEAL]

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                             AND OF REGISTERED AGENT

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is SIERRA RIDING & HUNT ASSOCIATION, INC.

     2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 18, 1977.

                                                /s/ William H. Klein
                                                --------------------------------
                                                William H. Klein, Vice-President


Attest:


/s/ Howard Shapiro
-------------------------------
Howard Shapiro, Asst.-Secretary

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                     SIERRA RIDING & HUNT ASSOCIATION, INC.

     SIERRA RIDING & HUNT ASSOCIATION, INC., a Delaware corporation (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies that:

     FIRST: On May 8, 1990, the Board of Directors of the Corporation adopted the following resolution setting forth and recommending a proposed amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Board of Directors deems it advisable, and the Board hereby recommends, that the Certificate of Incorporation of the Corporation be amended by amending Article
     1. and by deleting Article 2., 3. and 10. and inserting in lieu thereof new Articles 2., 3. and 10. and by adding a new Article
     11. and 12., which Articles shall read in their entirety as follows:

          "1. FIRST. The name of the corporation is Playboy Shows, Inc.

          2. SECOND. The address, including the number, street, city and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          3. THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

          10. TENTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any

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     and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          11. ELEVENTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          12. TWELFTH. From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH."

     SECOND: Thereafter the foregoing proposed amendment was approved by the written consent of the sole stockholder of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

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     THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, SIERRA RIDING & HUNT ASSOCIATION, INC. has caused this Certificate of Amendment to be duly executed this 8th day of May, 1990.

                                          SIERRA RIDING & HUNT ASSOCIATION, INC.
                                          (a Delaware corporation)


                                          By /s/ Howard Shapiro
                                           -------------------------------------
                                                         Howard Shapiro
                                                    Executive Vice President

ATTEST:

/s/ Dale C. Gordon
-----------------------------
         Dale C. Gordon
            Secretary

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

     Playboy Shows, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc., 32 Loockerman Sq., Suite L-100, Dover, DE 19901 and the present registered office of the corporation is in the county of Kent.

     The Board of Directors of Playboy Shows, Inc. adopted the following resolution on the 20th day of May, 1994.

     Resolved, that the registered office of Playboy Shows, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present register agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

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     IN WITNESS WHEREOF, Playboy Shows, Inc. has caused this statement to be signed by Howard Shapiro, its Vice President, and attested by Irma Villarreal, its Secretary this 20th day of May, 1994.

                                              By /s/ Howard Shapiro
                                                -------------------------------
                                                 Howard Shapiro, Vice President

ATTEST:

By /s/ Irma Villarreal
   ----------------------------
   Irma Villarreal, Secretary

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